L. VAN STILLMAN, P.A.
ATTORNEY-AT-LAW                          1177 GEORGE BUSH BOULEVARD, SUITE 308
                                         Delray Beach, Florida 33483
                                         TELEPHONE (561) 330-9903
L. VAN STILLMAN                          FACSIMILE (561) 330-9116
ADMITTED IN FLORIDA AND PENNSYLVANIA     E-MAIL VAN@STILLMAN.NET


January 11, 2002


Golf Product Technologies, Inc.
3360 NW 53rd Circle
Boca Raton, Florida 33496

RE:      GOLF PRODUCT TECHNOLOGIES, INC.
         REGISTRATION STATEMENT ON FORM SB-2
         -----------------------------------

Gentlemen:

         At your request, I have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by Golf Product Technologies, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,128,750 shares of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock") to be sold by certain selling shareholders of the Company, and 2,000,000 shares of the Common Stock to be sold by the Company, as identified in the Registration Statement.

         As your corporate counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the selling shareholders and by the Company will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the Shares.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,
                                            LAW OFFICE OF L. VAN STILLMAN, P.A.


                                             /s/ L. Van Stillman
                                             L. Van Stillman, Esq.